UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 19, 2020

Alerus Financial Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.           Other Events.

On February 19, 2020,  Alerus Financial Corporation (the “Company”) declared a cash dividend of $0.15 per share of its common stock.  The dividend is payable on April 10, 2020, to stockholders of record on March 20, 2020.  A copy of the press release issued on February 19, 2020, announcing the dividend is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On February 19, 2020, the Compensation Committee of the Board of Directors of the Company approved grants of performance-based restricted stock units to certain senior executive officers of the Company. The grants were made pursuant to a Performance-Based Restricted Stock Unit Award Agreement under the Alerus Financial Corporation 2019 Equity Incentive Plan. A form of the award agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alerus Financial Corporation 2019 Equity Incentive Plan.

99.1	Press Release of Alerus Financial Corporation, dated February 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020	Alerus Financial Corporation
	By:	/s/ Randy L. Newman
	Name:	Randy L. Newman
	Title:	Chairman, Chief Executive Officer and President